UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016 (March 9, 2016)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 9, 2016, Nasdaq, Inc. (“Nasdaq”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Deutsche Boerse AG (“DB”) and Eurex Frankfurt AG (“Eurex” and together with DB, “Sellers”). The Purchase Agreement provides that, at the closing, Nasdaq will purchase 100% of the equity interests in U.S. Exchange Holdings, Inc. (together with its subsidiaries, “ISE”), which is the indirect owner of three electronic options exchanges: International Securities Exchange, ISE Gemini and ISE Mercury, for $1.1 billion in cash (the “Transaction”).

The closing of the Transaction is subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by the U.S. Securities and Exchange Commission of the applications under Rule 19b-4 under the U.S. Securities and Exchange Act of 1934, as amended, for the Transaction. The Transaction is currently expected to close in the second half of 2016, subject to the closing conditions noted above.

The Purchase Agreement contains customary representations, warranties and covenants relating to the operation of ISE’s business between signing and closing and provides for indemnification of and by the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1. The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Nasdaq. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Nasdaq’s public disclosures.

Item 8.01.	Other Events.

Bridge Facility Commitment Letter

In connection with the Purchase Agreement, Nasdaq entered into a commitment and engagement letter, dated March 9, 2016 (the “Bridge Facility Commitment Letter”), among Nasdaq, Wells Fargo Bank, National Association (“Wells Fargo”), Wells Fargo Securities, LLC (“WFS”), Mizuho Bank, Ltd. (“Mizuho”), Nordea Bank AB (publ) (“Nordea”) and Skandinaviska Enskilda Banken AB (PUBL) (“SEB”, and together with Wells Fargo, WFS, Mizuho and Nordea, the “Commitment Parties”), pursuant to which certain of the Commitment Parties have agreed to provide, subject to the satisfaction of customary closing conditions, up to $1.1 billion of senior unsecured bridge loans (the “Bridge Facility”) for the purpose of financing all or a portion of the cash consideration payable by Nasdaq pursuant to the Purchase Agreement.

Press Release

On March 9, 2016, Nasdaq issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of March 9, 2016, by and among Deutsche Boerse AG, Eurex Frankfurt AG and Nasdaq, Inc.†

99.1	Nasdaq, Inc. Press Release, dated March 9, 2016.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2016	NASDAQ, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel